Goldman Sachs Fourteenth Annual Agricultural Biotech Forum Larry Stranghoener, Executive Vice President and Chief Financial Officer February 10, 2010 Exhibit 99.1

Good morning, everyone.  I’m delighted to have the opportunity to speak with you today about Mosaic, the outstanding long-term outlook for the crop nutrient industry, and our strong market position in both Potash and Phosphates.
We’d like to thank Bob Koort and Joe Fischer for their support and coverage of the sector.
Following a year of challenging economic events and considerable uncertainty, I’m happy to say 2010 is beginning with greater clarity and direction in the markets we serve.  We are seeing encouraging signs of a return to confidence and optimism in the farm sector with farmers prepared to invest in the coming planting season.  Mosaic is uniquely positioned as a leading supplier of both potash and phosphate products needed by grain and oilseed producers worldwide.  This unique paring of nutrients will benefit our customers and shareholders.

Slide 2
Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results.  Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and the effects of the current economic and financial turmoil; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation;
difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of our processes for managing our strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United
States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic
Company’s reports filed with the Securities and Exchange Commission.  Actual results may differ from those set forth in the forward-looking statements.

Before I proceed, I need to remind you that our presentation contains forward-looking statements.
The remarks I make are based on information and understandings we believe to be accurate as of today’s date, February 10, 2010.
Actual results are likely to differ from those set forth in the forward-looking statements.

Slide 3 Strategic Focus Deliver value for shareholders Focus on Potash and Phosphate • Grow Potash • Strengthen Phosphate Maintain a strong balance sheet

At Mosaic, our focus is on shareholder value creation, driven by the unquestionable long-term demand for our products.  As a global leader in nutrients, Mosaic will benefit from the expanding worldwide need for food, feed and fuel.
At the core of our strategy is a plan to solidify our resource base and invest in the growth of both phosphate and potash.  In Potash, we are pursuing brownfield expansions.  In Phosphates, we are focusing on growing the value of our business and maintaining our position as one of the lowest cost phosphate producers in the world.  Our expansive global distribution network, aligned with our North American production assets, provides us access to the largest global markets, often on a counter seasonal basis.
Over time, the combination of two strong product lines has produced great returns for our shareholders.  Compared to single nutrient focused companies, our balanced portfolio in phosphates and potash gives us steadier sales volumes and cash flow in periods, like now, where demand for one nutrient may be greater than for another.  Both our Phosphates and Potash segments have generated robust results over the past few years that have resulted in our strong balance sheet today.
No question, nutrient demand in calendar 2009 was disappointing. But signs suggest recovery is underway, especially in the phosphate market, and we expect shipments and applications to return to more normalized levels.  Market activity in just the past couple of months reinforces this viewpoint.
Supported by our strong balance sheet, we have the financial flexibility required to expand our global profile in potash and phosphates and are actively pursuing opportunities to do so.  We are excited about our future.

Slide 4
Leading Global Potash Producer
Mosaic MOP production
•
14% Global
•
39% North America
•
Five mines
Competitive industry position
World capacity approximates 74
million tonnes (all potash products)
Mil tonnes
•Potash Fertilizer Capacity
Source: Fertecon / Mosaic
0 5 10 15
PotashCorp
Mosaic
Belaruskali
Kali & Salz
Silvinit
Uralkali

Let’s first  talk about our Potash segment.  Mosaic is one of the world’s top producers of potash with an estimated 14% of global market share.  Potash is produced in only 12 countries in the world, and agricultural giants such as China, India and Brazil depend on imports.

Slide 5 Rebounding Potash Demand World MOP Demand 0 10 20 30 40 50 60 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09F Mil Tonnes Source: Mosaic 10F Low & High Range

Following the well documented drop in potash demand last year, we believe potash demand will rebound in calendar 2010.  The nutritional value of potash is critical to optimize crop yields and increase food production and we believe the nutrient has been under-applied historically.
We project the potash market to come into balance during the first half of calendar 2010 as the recent decline in potash prices unleashes large pent-up demand from all corners of the globe.  We are starting to see this with recent  pickup in sales activity in anticipation of the North American spring planting season.
We forecast that global MOP shipments will increase to 47 to 50 million tonnes in calendar 2010 compared to about 32 million tonnes in calendar 2009. As a result, North
American producer stocks are projected to continue to trend downward and inventories likely will drop to average or even below average levels by mid-year.  Longer term, we expect potash demand to grow between 3% and 3.5% annually.

Slide 6
Growth Opportunities - Our Potash Expansions
Existing
Capacity
Tolling
Agreement
0
2
4
6
8
10
12
14
16
18
2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Estimated Mosaic Potash Capacity
Belle Plaine expansions
Esterhazy expansions
Colonsay expansions
Note:  The projected annual capacity includes approximately 1.3 million tonnes that we currently produce under a third party tolling agreement at our Esterhazy, Saskatchewan potash mine that will revert to us when the tolling agreement expires.

Mosaic has the capacity to meet the increasing demands from the agricultural market.
We currently own enough mineral reserves to run our mines for over 100 years.
In addition, our ongoing expansions are expected to increase annual capacity by over five million tonnes by 2020, ensuring that we will maintain our position as one of the premier potash companies in the world.
We are mindful of the threat of new entrants into this industry. Time will tell whether these threats become reality.  As a well established, large player in this industry, we believe we are well positioned to bring on the new brownfield expansions more economically than greenfield capacity.
Notwithstanding the weak potash market of the past year or so, we are proceeding with our expansion program, as we are confident in the long term supply/demand outlook.
Our expansion program consists of nearly a dozen discrete, multi-year projects at our three Canadian mine sites, and we will adjust the pace of these projects in response to supply/demand dynamics.
In addition, we produce 1.3 million tonnes annually for a competitor under a tolling agreement, which we expect to revert to Mosaic in the near future.  When these tonnes revert to Mosaic, we will add 1.3 million tonnes of additional capacity at no additional cost.

Slide 7
Expansions Improve Mosaic’s Cost Structure
*Excludes Canadian resource taxes and royalties for all Canadian potash producers
Source:  Mosaic
Industry Cost Curve - MOP 2009 Q2
*
Delivered US Cornbelt
First Quintile
Weighted Average
Second Quintile
Weighted Average
Third Quintile
Weighted Average
Fourth Quintile
Weighted Average
Fifth Quintile
Weighted Average
0 10 20 30 40 50 60
Million Tonnes
US$ Tonne
Mosaic

The global potash industry has a relatively flat cost curve.  This chart shows estimated cost per tonne for all major potash producers.  Mosaic’s potash cost structure is competitive and should improve as our expansions come on line. The expected increase in sales and production volumes will leverage the existing assets at our three Canadian mines – thereby driving lower cost per tonne.
Our industry leadership, together with our investments to expand capacity, places us in a strong competitive position to leverage the anticipated growth of this market.

Slide 8
World’s Largest Integrated Phosphate Producer
World’s largest capacity of
finished phosphate fertilizer
Mosaic phosphate production
share
14% Globally
59% U.S.
World scale & efficient
operations
World capacity approximates 76
million tonnes (DAP/MAP/TSP)
•Phosphate Fertilizer Capacity
Mil tonnes
Source: Fertecon / Mosaic

Now, let’s turn to our Phosphate segment.  As a large, vertically integrated producer, our
Phosphate business possesses its own attractive set of attributes.  We have substantial company-owned rock reserves, granulation capacity, and a worldwide supply chain and distribution network.  We have the largest global capacity of finished phosphate fertilizer in the world.
Mosaic’s  rock reserves provide a significant competitive advantage over non-integrated producers, where rock input costs are significantly higher than those of Mosaic.  A strategic priority for our phosphates business is to secure additional rock sources outside of North America, to maintain this advantage.

Slide 9 Phosphate Demand Recovery World Processed Phosphate Demand 0 10 20 30 40 50 60 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09F Mil Tonnes Source: Mosaic DAP, MAP and TSP 10F Low & High Range

Demand and price momentum in phosphates had been strong until demand came to an abrupt halt last year.  Raw material costs reset, lowering selling prices and causing buyers to back away from the market.  This is a story most of you know well.
Now, the phosphates market is recovering nicely. This began during our fiscal second quarter, especially in Asia and the Americas, as distributors purchased crop nutrients to
meet farmer demand.   We continue to see good product movement for both application and distributor inventory.  Producer stocks are likely to remain at low levels at least through May.
Prices seem to have bottomed a few months ago, and continue on an upward trend.  As of last Friday, prevailing market DAP selling prices approximate $470 per tonne FOB
Tampa.  This compares with $380 in early January.

Slide 10
Industry Leading Cost Structure in Phosphate
Industry Cost Curve - DAP fob Plant/Port 2009 Q2
First Quintile
Weighted Average
Second Quintile
Weighted Average
Third Quintile
Weighted Average
Fourth Quintile
Weighted Average
Fifth Quintile
Weighted Average
0 5 10 15 20 25 30
Million Tonnes
US$ Tonne
Mosaic Average
Source:  Mosaic

Unlike the potash industry, the phosphate industry cost curve is steeper – and you can see that Mosaic is one of the world’s low cost producers.  We are working on a number of operational fronts to maintain that position, as I will discuss further.

Slide 11 Phosphates Opportunities Operational Cost Savings Maintenance Contract services Process chemicals Energy – heat recovery and conversion Phosphate Rock and Other Strategic Opportunities

We are increasing investments to further enhance efficiencies across our phosphates business, and in turn, lower costs.  Already recognized as among the best operators in the business, we are reengineering our phosphates business across the enterprise, targeting maintenance, contract services, process chemicals and other areas for cost savings.  We are also increasing investments in waste heat recovery systems in order to minimize our net purchases of electricity by 2015.
We have specific, per tonne cost reduction targets for all of these initiatives, intended to maintain our low cost position.  Over time, we look to generate better returns in an already attractive business.
Finally, I have already noted our interest in accessing additional rock reserves.
Phosphates is a fragmented industry and there may be niche acquisition opportunities which will allow us to enhance our asset base.

Regina
Colonsay
Belle Plaine
Esterhazy K1 & K2
Plymouth
Savage
Hersey
Pekins
Louisville
Henderson
New Madrid
Carlsbad
Houston
Mexico City
Faustina
Uncle Sam
Bartow
New Wales
Riverview
Gibsonton
Four Corners
Hopewell
Hookers Prairie
South Fort Meade
Wingate
Phosphate Production
Potash Production
Port Operation
Warehouse & Blender
Warehouse (owned)
Major Offices
Candeias
Sorriso
Rio Verde
Alto Araguaia
Uberaba
Sao Paulo
Cubatao
Paranagua
Santiago
San Antonio
Buenos Aires
Quebracho
Concepcion Bay
Beijing
Qinhuangdao
Yantai
Yangzhong City
Gurgaon
Rozy
Hawthorn

Slide 12 Distribution Assets Aligned with Global Demand

Mosaic also has a distribution network without peer in our industry – allowing us to move our products where and when needed, efficiently and cost-effectively.
Our industry leading North American distribution capabilities are bolstered by strong networks in prime growth regions such as Asia and Latin America where we combine production assets, blending and bagging facilities, ports and other capabilities.
This global network is especially valuable in balancing seasonal demand patterns. It allows us to run our North American production plants more efficiently as we can ship products to key regions around the world as needed.
We are also taking steps to further align our global distribution network with our North
American production assets.  Last quarter, we realigned our business segment reporting to more clearly reflect  this strategic change.
Our strategic priorities in Phosphates focus on growing the value of our business and maintaining our position as one of the lowest cost phosphate producers in the world

2.0
1.5
1.0
0.5
0.0
-0.5
-1.0
-1.5
-2.0
$ in billions
1Q08
2Q08
2Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

Strong Financial Position Cash and Cash Equivalent Less Debt ¹ 1 Cash and Cash Equivalent Less Debt Reconciliation: See Appendix

As we have discussed, our overall strategy is to capitalize on attractive long-term agriculture fundamentals by investing in and reengineering our potash and phosphate businesses.
Through the ups and downs of the markets we serve, we have created long term value through sound capital allocation decisions.  Our strong cash flow has allowed us to remain financially strong during the recent economic downturn.  We have demonstrated our willingness and ability to make investments, to divest non-strategic assets and to return cash to shareholders, as appropriate.

3rd Qtr FY 2010 FY 2010
Phosphate
Sales Volume 2.2 - 2.6 million tonnes
DAP Selling Price $310 - $350 per tonne
Potash
Sales Volume 1.7 - 2.0 million tonnes
MOP Selling Price $340 - $360 per tonne
Capital Spending
$1.0 billion - $1.2 billion
SG&A $350 - $370 million
Effective Tax Rate High 20% range
Financial Guidance
Slide 14

Now I will share some financial guidance for fiscal 2010.
We are reconfirming third quarter guidance we previously shared for Phosphates.  We expect to be at the high end of the volume range and within the price range.  As we have shared before, even though we expect the third quarter average selling price to be higher, this will be largely offset by higher raw material costs.  We expect only a modest improvement in gross margin from our second quarter result. For our fourth quarter, we expect greater gross margin improvement.
Potash activity has picked up since our last earnings call and we have confidence to share guidance again. For the third quarter, we estimate Potash sales volumes of 1.7 to 2 million metric tonnes and average MOP selling price of $340 to $360 per tonne.
We are reconfirming the guidance we previously shared on capital spending, SG&A, and the effective tax rate as noted in the chart.

Business Outlook

Now I will give a few thoughts on the outlook for the agricultural markets.

Slide 16
Growing Global Affluence + Fuel
World Arable Land per Person
200
210
220
230
240
250
260
270
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07
Hectares per
1,000 People
Source: FAO and IHS Global Insight
GDP Growth
Three Largest Asian Countries by Population
3%
4%
5%
6%
7%
8%
9%
10%
11%
12%
13%
00 01 02 03 04 05 06 07 08 09F 10F 11F 12F
Source:  IHS Global Insight
China India Indonesia

Long term agricultural fundamentals continue to look positive.  We believe several macro trends will continue to place increasing pressure on the global food supply.
Increasing population is stretching the world’s arable land.  On a per capita basis, arable land has been steadily declining.
In addition, continued economic development means a greater demand for higher calorie, higher protein diets.  The combination of less arable land per capita and increasing demands for better quality food means continual pressure on the agricultural sector.
Biofuels are another factor placing significant stress on the food supply.  In the US, the ethanol mandate increases from 10.5 billion gallons in 2009 to 12 billion gallons in 2010.
Recent developments in policy indicate a bias for continued support for corn based ethanol.
To meet food and fuel demands, grain production will need to increase substantially in the future.  Improved farming practices, including proper application of crop nutrients, is vital to grow the world the food it needs.

Slide 17
Growing Grain & Oilseed Use
World Grain and Oilseed Production and Use
2.0
2.1
2.2
2.3
2.4
2.5
2.6
2.7
2.8
99/00 00/01 01/02 02/03 03/04 04/05 05/06 06/07 07/08 08/09 09/10 10/11
L
10/11
M
10/11
H
Bil Tonnes
Production Use
Source: USDA and Mosaic
2010/11 Scenario Assumptions
Low Medium High
Harvested Area Change -0.5% -0.5% -0.5%
Yield Deviation from 11-Year Trend Largest Negative 0 Largest Positve
Demand Growth 1.5% 2.0% 2.5%

Here we show the increase in grain and oilseed production and use over the past decade.
As you can see, use has grown slowly, but consistently. History has proven that economic slowdowns don’t have a large negative impact on food consumption – people still need to eat.
On the production side, we have seen significant increases over the past two years.  This growth has come from increased harvested land and above trend yields.  As you can see, we need to continue this above trend growth just to stay even with projected use.

Slide 18
More Cushion but Stocks Still Not at Secure Levels
World Grain and Oilseed Stocks
250
300
350
400
450
500
550
600
650
99/00 00/01 01/02 02/03 03/04 04/05 05/06 06/07 07/08 08/09 09/10 10/11
L
10/11
M
10/11
H
Mil Tonnes
40
50
60
70
80
90
100
110
120
Days of Use
Stocks Days of Use
Source: USDA and Mosaic
2010/11 Scenario Assumptions
Low Medium High
Harvested Area Change -0.5% -0.5% -0.5%
Yield Deviation from 11-Year Trend Largest Negative 0 Largest Positve
Demand Growth 1.5% 2.0% 2.5%

Back-to-back bumper crops have built global grain and oilseed stocks and calmed agricultural markets.  Supply has responded to higher prices and good weather.
Our base forecast assumes a trend yield and a slight decrease in harvested area.
We expect the stock to use ratio to remain at a relatively low level.
We believe global stocks still are not at a secure level that could withstand weather or other shocks over a period of time.  Note that most of the increase in stocks in the past year has come from wheat.  Stocks in many other commodities remain at low levels.  Therefore, we will likely continue to see spikes in some commodity prices.
Farmers cannot afford to take their foot off the food production accelerator.

Slide 19
Farm Economics
ISU application rate recommendations
2009 and 2010 crops sold at CBOT closing prices on January 27, 2010 less basis
Fertilizer prices for 2003 - 2009 are from USDA. 2010 fertilizer prices are based on current spot wholesale prices
Crop Nutrient Costs on Corn in Iowa
Bushels of Corn Per Acre
0
5
10
15
20
25
30
35
40
45
2003 2004 2005 2006 2007 2008 2009 2010
Sources:  Iowa State University, USDA and Mosaic
Bu Corn
Return After Variable Cost
for a U.S. Midwest High Yield Farm Operation
$0
$100
$200
$300
$400
$500
$600
$700
2005 2006 2007 2008 2009F 2010F
Source:  Iowa State University and Mosaic
$ Acre
Soybeans Corn Following Soybeans Corn Following Corn
Key assumptions

Farmer economics remain relatively strong despite the recent downward trend in grain markets.
The graph at the left shows farmer profitability.  Grain prices remain at relatively high levels as compared to historical prices.  At the same time, input prices have reset.  This has allowed farmers to maintain profitability.
The graph on the right shows the number of bushels of corn that a farmer would have to sell in order to pay for crop nutrients.  This indicates that the cost of crop nutrients has declined to the low end of the recent historical range.

Slide 20
Growth Expected to Resume
World Nutrient Use
110
120
130
140
150
160
170
180
190
95 96 97 98 99 00 01 02 03 04 05 06 07 08E 09F 10F
Source:  IFA November 2009
Mil Tonnes
2007/08 2008/09E 2009/10F 2010/11F
Nitrogen 3.2% -1.5% 1.6% 2.6%
Phosphate 0.1% -10.5% 3.0% 6.2%
Potash 6.8% -19.8% -4.5% 13.5%
Total 3.1% -6.7% 1.0% 4.9%
Changes in World Fertilizer Consumption

Despite the drop in nutrient use in 2008 and 2009, we expect use to rebound significantly.  Over the next several years, the International
Fertilizer Industry Association projects crop nutrient use to increase 12%
over the peak 2007 period.
Agronomic science points to the need for the replenishment of nutrients in the soil, a fact well-understood by farmers as they plan for this year’s crop.
Given favorable demand trends, lower input costs and growing confidence across the supply chain – it is not surprising that we are seeing signs of recovery.

Slide 21
Key Takeaways
Focus on value creation
Global leader with vertically integrated
operations
Potash growth projects at attractive
capital costs
Phosphate growth options in rock
reserves and acquisitions
Encouraging recent market trends

In closing, I would like to emphasize four key points about Mosaic.
First, we have managed well through a challenging year while keeping a focus on creating long term value.
Second, we are an established industry leader with vertically integrated operations, a strong balance sheet and a broad international presence.  Our global scale is unmatched due to our strength in both potash and phosphates.
Next, we are making significant investments to grow our capacity in Potash at competitive costs.
In addition, we are strengthening our Phosphates business by improving efficiencies at our plants and mines and exploring opportunities to expand rock reserves outside North America.
Finally, signs suggest a recovery in demand for nutrients is underway.  We expect shipments and applications to return to more normalized levels in calendar 2010.
We remain confident in Mosaic’s long-term outlook.  Agricultural fundamentals remain positive because of continued global demand for food and fuel.  We are seeing encouraging signs of a return to confidence and optimism in the farm sector with farmers prepared to invest in the coming planting season.  Mosaic is uniquely positioned as a leading supplier of both potash and phosphate products needed by agricultural producers worldwide.

Thank you!

I appreciate you listening to Mosaic’s story and our outlook for the future. Now I’d be happy to take questions.

Slide 23
$ in billions
Period
Ended
Cash and Cash
Equivalents Short-Term Debt
Current
Maturities Long-Term Debt Total Debt Net (Debt) Cash
8/31/2007 $          0.6 $          0.2 $          0.5 $          1.6 $          2.2 $         (1.6)
11/30/2007 $          0.6 $          0.1 $          0.2 $          1.4 $          1.7 $         (1.0)
2/29/2008 $          1.1 $          0.2 $          0.0 $          1.4 $          1.7 $         (0.5)
5/31/2008 $          2.0 $          0.1 $          0.0 $          1.4 $          1.6 $          0.4
8/31/2008 $          2.2 $          0.1 $          0.1 $          1.3 $          1.5 $          0.7
11/30/2008 $          2.8 $          0.1 $          0.0 $          1.3 $          1.4 $          1.4
2/28/2009 $          2.5 $          0.1 $          0.0 $          1.3 $          1.4 $          1.1
5/31/2009 $          2.7 $          0.1 $          0.0 $          1.3 $          1.4 $          1.3
8/31/2009 $          2.6 $          0.1 $          0.0 $          1.3 $          1.4 $          1.2
11/30/2009 $          2.6 $          0.1 $          0.0 $          1.3 $          1.4 $          1.2
Source: Cash and cash equivalents from 10Q/10K as filed.  Total debt includes Short term debt, Current maturities of long-term debt, Long-term debt less current maturities, Long-term debt due to Cargill Inc and affiliates.
Appendix: Cash and Cash Equivalent Less Debt Reconciliation